[Execution Copy]

15,700,000 Shares

AVNET, INC.

Common Stock

UNDERWRITING AGREEMENT

February 8, 2006

Goldman, Sachs & Co.
Credit Suisse Securities (USA) LLC
Banc of America Securities LLC,

As Representatives (“Representatives”) of the Several Underwriters,

c/o Goldman, Sachs & Co.

85 Broad Street

New York, NY 10004

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010-3629

Banc of America Securities LLC

9 West 57th Street, 29th Floor

New York, NY 10019

Dear Sirs:

1. Introductory. The stockholders listed in Schedule A hereto (“Selling Stockholders”) propose severally and not jointly to sell an aggregate of 15,700,000 outstanding shares (“Firm Securities”) of the common stock, par value $1.00 per share (“Securities”), of Avnet, Inc., a New York corporation (“Company”), and the Selling Stockholders also propose severally and not jointly to sell to the Underwriters (as defined below), at the option of the Underwriters, an aggregate of not more than 2,257,367 additional outstanding shares (“Optional Securities”) of the Company’s Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”. The Selling Stockholders hereby agree with the Company and with the several Underwriters named in Schedule B hereto (“Underwriters”) as follows:

2. Definitions. The following terms have the following meanings in this Agreement:

(a) “Registration Statement” as of any time means the Registration Statement on Form S-3 (No. 333-130783), as amended from time to time (including any post effective amendments thereto), relating to the Offered Securities in the form then filed with the Securities and Exchange Commission (“Commission”), including any document incorporated by reference therein and any prospectus or prospectus supplement relating to the Offered Securities deemed or retroactively deemed to be a part thereof that has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for the Offered Securities, which time shall be considered the “effective date” of the Registration Statement. For purposes of this definition, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

(b) “Statutory Prospectus” as of any time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any basic prospectus or prospectus supplement relating to the Offered Securities deemed to be a part of thereof that has not been superseded or modified. For purposes of this definition, information contained in a form of prospectus (including a prospectus supplement) that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B or 430C shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b).

(c) “Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Securities Act of 1933.

(d) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

(e) “General Use Issuer Free Writing Prospectus” means an Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, if any, as evidenced by its being specified in a schedule to this Agreement.

(f) “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus, if any.

(g) “Applicable Time” means 6:45 P.M., New York time, on the date of this Agreement.

3. Representations and Warranties of the Company and the Selling Stockholders. (a) The Company represents and warrants to, and agrees with, the several Underwriters and several Selling Stockholders that:

(i) (A) (I) At the time of filing the Registration Statement, (II) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act of 1933 (“Act”) (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (“Exchange Act”) or form of prospectus), and (III) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, the Company was a “well-known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(B) The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date of this Agreement.

(C) The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time when Offered Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (I) reasonably promptly notify the Representatives, (II) reasonably promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities, in a form satisfactory to the Representatives, (III) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (IV) reasonably promptly notify the Representatives of such effectiveness. The Company will take all other reasonable action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the registration statement relating to the Offered Securities shall include such new registration statement or post-effective amendment, as the case may be.

(D) The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(ii) (A) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (B) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (I) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (II) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Securities, all as described in Rule 405.

(iii) As of the Applicable Time, neither (A) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the Statutory Prospectus, the price to the public to be included on the cover page of the Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in this Agreement.

(iv) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs a material event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (A) the Company has promptly notified or will promptly notify the Representatives and (B) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in this Agreement.

(v) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of New York, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(vi) Each Material Subsidiary of the Company has been duly incorporated and is an existing company in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and the General Disclosure Package; and each Material Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to individually or in the aggregate have a Material Adverse Effect; all of the issued and outstanding capital stock of each Material Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each Material Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects. For purposes of this Agreement, “Material Subsidiary” means a subsidiary of the Company which would be a “significant subsidiary” as that term is defined in Item 1-02(w) of Regulation S-X, if “5 percent” were substituted in each place in which “10 percent” appears in such definition.

(vii) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized and validly issued, fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Securities.

(viii) Except as disclosed in the Prospectus and the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering contemplated herein.

(ix) Except as disclosed in the Prospectus and the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(x) The Securities are listed on The New York Stock Exchange.

(xi) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained and made under the Act and such as may be required under state securities laws.

(xii) The execution, delivery and performance of this Agreement, and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or (B) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (C) the charter or by-laws of the Company or any such subsidiary, except for, in the case of clauses (A) or (B), such breaches, violations or defaults which would not reasonably be expected to individually or in the aggregate have a Material Adverse Effect.

(xiii) This Agreement has been duly authorized, executed and delivered by the Company.

(xiv) Except as disclosed in the Prospectus and the General Disclosure Package, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus and the General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(xv) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to individually or in the aggregate have a Material Adverse Effect

(xvi) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

(xvii) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to individually or in the aggregate have a Material Adverse Effect.

(xviii) Except as disclosed in the Prospectus and the General Disclosure Package, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would reasonably be expected to individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(xix) Except as disclosed in the Prospectus and the General Disclosure Package, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and to the knowledge of the Company, no such actions, suits or proceedings are threatened or contemplated.

(xx) The financial statements included in the Registration Statement, the Prospectus and the General Disclosure Package present fairly the consolidated financial position of the Company and its subsidiaries as of the dates shown and the consolidated results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Prospectus and the General Disclosure Package, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the schedules included in the Registration Statement present fairly the information required to be stated therein.

(xxi) Except as disclosed in the Prospectus and the General Disclosure Package, since the date of the latest audited financial statements incorporated by reference in the Prospectus and the General Disclosure Package there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus and the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock since the date of the latest audited financial statements incorporated by reference in the Prospectus and the General Disclosure Package.

(xxii) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(xxiii) The Company is not and, after giving effect to the offering and sale of the Offered Securities, will not be an “investment company” as defined in the Investment Company Act of 1940.

(xxiv) Neither the Company nor any of its subsidiaries does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes and the Company agrees to comply with such Section if prior to the completion of the distribution of the Offered Securities it commences doing such business.

(xxv) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounted principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers, as appropriate to allow timely decisions regarding required disclosure.

(xxvi) Except as disclosed in the Disclosure Package and the Prospectus, or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxvii) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxviii) The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and/or one or more of its U.S. subsidiaries, and the trust forming part of each such plan, which is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended, is so qualified; each of the Company and its U.S. subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; each welfare plan established or maintained by the Company and/or one or more of its U.S. subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and neither the Company nor any of its U.S. subsidiaries has incurred or could reasonably be expected to incur any material withdrawal liability under Section 4201 of ERISA, any material liability under Section 4062,4063, or 4064 of ERISA, or any other material liability under Title IV of ERISA.

(xxix) To the knowledge of the Company, there is and has been no material failure which is continuing on the part of any of the Company’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (“Sarbanes-Oxley Act”).

(xxx) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, or employee of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and its subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxi) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxii) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, or employee of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(b) Each Selling Stockholder severally represents and warrants to, and agrees with, the several Underwriters that:

(i) Such Selling Stockholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Stockholder on such Closing Date hereunder; and, assuming the Underwriters do not have notice of any adverse claim within the meaning of the Uniform Commercial Code, upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date.

(ii) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(iii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by such Selling Stockholder for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities being sold by such Selling Stockholder, except such as have been obtained and made under the Act and such as may be required pursuant to Sections 13 and 16 of the Exchange Act or under state securities laws.

(iv) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(v) Assuming the accuracy of the representations of the other parties hereto and the performance by those parties of their agreements herein, the execution, delivery and performance of this Agreement, and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, that has jurisdiction over such Selling Stockholder or any of its properties, (B) any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject or (C) the organizational documents of such Selling Stockholder, except, with respect to clauses (A) and (B), where such breach, violation or default would not reasonably be expected to, individually or in the aggregate, materially adversely affect such Selling Stockholder’s ability to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement.

(vi) As of the Applicable Time, neither (A) the General Disclosure Package, nor (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence applies only to the extent that any statements in or omissions from the Registration Statement or the Prospectus are based on written information furnished to the Company by such Selling Stockholder specifically for use therein, it being understood and agreed that the only such information furnished by any Selling Stockholder (“Selling Stockholder Information”) consists of the name of such Selling Stockholder, the number of Offered Securities to be offered by such Selling Stockholder and the address and other information with respect to such Selling Stockholder which appears in the table (and the corresponding footnotes thereto) under the caption “Selling Stockholders” in the Statutory Prospectus and the Prospectus.

(vii) Except as disclosed in the Prospectus and the General Disclosure Package, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment.

4. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, each Selling Stockholder agrees, severally and not jointly, to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from each Selling Stockholder, at a purchase price of $23.16 per share, that number of Firm Securities (rounded up or down, as determined by the Representatives in their discretion, in order to avoid fractions) obtained by multiplying the number of Firm Securities set forth opposite the name of such Selling Stockholder in Schedule A hereto by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of Firm Securities.

The Selling Stockholders will deliver the Firm Securities to the Representatives for the accounts of the Underwriters, at the office of Credit Suisse Securities (USA) LLC, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Selling Stockholders at the office of Simpson Thacher & Bartlett LLP, 3330 Hillview Avenue, Palo Alto, California, at 9:30 A.M., New York time, on February 14, 2006, or at such other time not later than seven full business days thereafter as the Representatives and the Selling Stockholders determine, such time being herein referred to as the “First Closing Date”. The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as the Representatives request and will be made available for checking and packaging at the above office of Simpson Thacher & Bartlett LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representatives given to the Company and the Selling Stockholders from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Selling Stockholders agree, severally and not jointly, to sell to the Underwriters the respective numbers of Optional Securities obtained by multiplying the number of Optional Securities specified in such notice by a fraction the numerator of which is the number of shares set forth opposite the names of such Selling Stockholders in Schedule A hereto under the caption “Number of Optional Securities to be Sold” and the denominator of which is the total number of Optional Securities (subject to adjustment by the Representatives to eliminate fractions). Such Optional Securities shall be purchased from each Selling Stockholder for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions). No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Selling Stockholders.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall not be later than five full business days after written notice of election to purchase Optional Securities is given. The Selling Stockholders will deliver the Optional Securities being purchased on each Option Closing Date to the Representatives for the accounts of the several Underwriters, at the office of Credit Suisse Securities (USA) LLC, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to any account at a bank acceptable to the Representatives drawn to the order of the Selling Stockholders, at the above office of Simpson Thacher & Bartlett LLP. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as the Representatives request upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the above office of Simpson Thacher & Bartlett LLP at reasonable time in advance of such Optional Closing Date.

5. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

6. Certain Agreements of the Company and the Selling Stockholders. The Company agrees with the several Underwriters and the Selling Stockholders with respect to paragraphs (a) through (k) below, and each Selling Stockholder agrees with the Company and the several Underwriters with respect to paragraph (l), that:

(a) The Company has filed or will file each Statutory Prospectus pursuant to and in accordance with Rule 424(b) (or, if applicable and consented to by the Representatives, subparagraph (6)(j) below) not later than the second business day following the earlier of the date it is first used or the date of this Agreement. The Company, in all material respects, has complied and will comply with Rule 433.

(b) The Company will prepare and file the Prospectus pursuant to and in accordance with Rule 424(b) (or, if applicable and consented to by the Representatives, subparagraph (6)(j) below) not later than the second business day following the date of this Agreement.

(c) The Company will advise the Representatives reasonably promptly of any proposal to amend or supplement the Registration Statement or the Statutory Prospectus and will afford the Representatives’ a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Representatives reasonably promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement or of any part thereof and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(d) If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be required to be) delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will reasonably promptly notify the Representatives of such event and will reasonably promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

(e) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the effective date of the Registration Statement and satisfying the provisions of Section 11(a) of the Act. For the purposes of the previous sentence, “Availability Date” means 60 days after the end of the Company’s fourth fiscal quarter of the fiscal year after the fiscal year during which such effective date occurs.

(f) The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives reasonably request. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(g) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives may reasonably request and will continue such qualifications in effect so long as required for the distribution.

(h) The Company will pay all expenses incidental to the performance of its obligations under this Agreement, for any filing fees and other expenses incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives may reasonably request (including the reasonable fees and disbursements of one counsel) and the printing of memoranda relating thereto, for the filing fee incident to the review by the National Association of Securities Dealers, Inc. of the Offered Securities, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, excluding the cost of any aircraft that may be chartered in connection with attending or hosting such meetings, for expenses incurred in distributing the Prospectus, any preliminary prospectuses, any preliminary prospectus supplements or any other amendments and supplements thereto, and for expenses incurred in preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

(i) For the period commencing on the date hereof and continuing until and including the date 81 days after the date hereof or such earlier date as the Representatives consent to in writing (the “Lock-Up Period”) the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives, except grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, issuances of Securities pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date hereof or issuances of Securities pursuant to the Company’s incentive stock plan.

(j) The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(k) The Company will, during the period from the date hereof until and including April 30 2006, use its best efforts to prevent the officers listed in Schedule C hereto from offering, selling, contracting to sell, pledging or otherwise disposing of, directly or indirectly, any  shares of the Securities of the Company or securities convertible into or exchangeable or exercisable for any shares of Securities, entering into a transaction which would have the same effect, or entering into any swap, hedge or other arrangement that transfers in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transactions is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any transaction, swap, hedge or other arrangement; provided, that such officers will be permitted to transfer up to 1,000,000 shares of the Securities in aggregate.

(l) Each Selling Stockholder will pay all expenses incurred by it and incidental to the performance of the obligations of such Selling Stockholder under this Agreement and for any transfer taxes on the sale of the Offered Securities by such Selling Stockholder to the Underwriters; provided that the Company will pay the reasonable fees and expenses of one counsel for the Selling Stockholders.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date and the obligations of the several Selling Stockholders to sell the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and, with respect to the Underwriters, the Selling Stockholders herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and, with respect to the Underwriters, the Selling Stockholders of their respective obligations hereunder and to the following additional conditions precedent:

(a) The Representatives shall have received the letters, each dated the date of delivery thereof (which shall be on or prior to the date of this Agreement), of KPMG LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published rules and regulations of the Commission thereunder (“Rules and Regulations”) and with respect to the financial statements and schedules and the financial information of the Company contained in the Registration Statement, Statutory Prospectus, Prospectus and, if applicable, any Issuer Free Writing Prospectus, in each case, in form and substance satisfactory to the Representatives.

(b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 6(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Stockholder, the Company or the Representatives, shall be contemplated by the Commission.

(c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

(d) The Representatives shall have received an opinion, dated such Closing Date, of Gibson, Dunn & Crutcher LLP, counsel for the Company, to the effect that:

(i) The Company is an existing corporation in good standing under the laws of the State of New York, with requisite corporate power and authority to own its properties and conduct its business as described in the Prospectus and the General Disclosure Package;

(ii) The Offered Securities delivered on such Closing Date have been duly authorized and validly issued and are fully paid and nonassessable;

(iii) The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action; this Agreement has been duly executed and delivered by the Company;

(iv) The execution, delivery and performance by the Company of this Agreement (i) do not and will not violate the charter or bylaws of the Company; and (ii) do not and will not breach the terms of (a) any agreement identified to such counsel in a certificate by the Company as being material to which the Company is a party or (b) any order, judgment or decree of any court or other agency of government identified to such counsel in a certificate of the Company as constituting all orders, judgments or decrees binding on the Company, in either case based solely on such counsel’s review of such agreements, orders, judgments or decrees.

(v) The execution, delivery and performance by the Company of this Agreement (i) do not and will not violate any law, rule or regulation currently in effect of the State of New York or the United States of America applicable to the Company and (ii) do not and will not require any filing with or approval of any governmental authority or regulatory body of the State of New York or the United States of America under any law or regulation of the State of New York or the United States of America applicable to the Company or the New York Business Corporation Law, except for such filings or approvals as already have been made or obtained under the Act. Other than the last clause of the preceding sentence, such counsel expresses no opinion in this paragraph regarding federal or state securities laws.

(vi) The Company is not, and after giving effect to the offering and sale of the Offered Securities will not be, an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). For purposes of this paragraph, the term “investment company” has the meanings ascribed to such term in the Investment Company Act; and

(vii) Insofar as the statements made in the General Disclosure Package and the Prospectus under the caption “Description of Common Stock” constitute a summary of the terms of the documents referred to therein, such statements fairly present in all material respects the information required to be disclosed under the Act and the rules and regulations of the Commission relating to registration statements on Form S-3 and prospectuses.

Such counsel shall also provide a letter to the Representatives stating that in reliance upon advice from the staff of the Commission, the Registration Statement has become effective under the Act and to such counsel’s knowledge, based solely upon telephonic confirmation from the staff of the Commission on such Closing Date, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission; such letter shall also state that, except for the financial statements (and related notes thereto) and schedules and other information of an accounting or financial nature included or incorporated by reference therein, for which such counsel need not express an opinion or belief, no facts have come to such counsel’s attention that led such counsel to believe: (a) that the Registration Statement, at the time it became effective (which, for purposes of such counsel’s opinion, shall be the date provided for in Rule 158(c) under the Act), or the Prospectus, as of its date, were not appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder, or (b)(i) that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein, or necessary to make the statements therein not misleading, (ii) that the Statutory Prospectus (and the General Use Issuer Free Writing Prospectus(es), if any), together with the price to public set forth on the cover page of the Prospectus, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) that the Prospectus, as of its date or as of the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements and schedules, and other information of an accounting or financial nature included or incorporated by reference therein.

(e) The Representatives shall have received an opinion, dated such Closing Date, of David R. Birk, Senior Vice President and General Counsel for the Company, to the effect that:

(i) The Company has been duly incorporated and is a corporation validly existing and in good standing under the laws of the State of New York, with the requisite corporate power and authority to own its properties and conduct its business as described in the Prospectus and the General Disclosure Package;

(ii) The outstanding shares of capital stock of the Company (including the Offered Securities) have been duly and validly authorized and issued and are fully paid, non-assessable and free of statutory and contractual preemptive rights and the Offered Securities conform to the description thereof contained in the Prospectus;

(iii) Each Material Subsidiary organized in the United States of America is a company validly existing and in good standing under the laws of its respective jurisdiction of organization with the requisite corporate power and authority to own its respective properties and to conduct its respective business as described in the Prospectus, except where the failure to be validly existing, to be in good standing, and to have such power and authority would not, individually or in the aggregate, have a Material Adverse Effect (in rendering this opinion with respect to jurisdictions other than the State of New York, such counsel may state that he is relying exclusively on certificates and other documents of public officials of such jurisdictions);

(iv) The Company is qualified to do business as a foreign corporation in the jurisdictions of Arizona, California, Massachusetts, North Carolina and Texas (in rendering this opinion, such counsel may state that he is relying exclusively on certificates and other documents of public officials of such jurisdictions);

(v) To the best of such counsel’s knowledge, neither the Company nor any of its subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), (A) its charter or by-laws, (B) any “material contract” (within the meaning of Item 601(b)(10) of Regulation S-K promulgated under the Exchange Act) to which the Company or any of its subsidiaries is a party or by which any of them or their respective properties may be bound or affected, which would reasonably be expected to individually or in the aggregate have a Material Adverse Effect, (C) any federal or New York State law, regulation or rule, or (D) any decree, judgment or order applicable to the Company or any of its subsidiaries;

(vi) The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations thereunder do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), any provision of (A) the charter or by-laws of the Company or (B) any license, indenture, mortgage, deed of trust, bank loan, credit agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or (C) any law, regulation or rule or any decree, judgment or order applicable to the Company or any of its subsidiaries, except for in the case of clauses (B) and (C) above, conflicts, breaches and defaults which, individually or in the aggregate, would not have a Material Adverse Effect or materially and adversely affect the ability of the Company to execute, deliver and perform this Agreement;

(vii) To the best of such counsel’s knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be filed as exhibits to the Registration Statement or any other Company filing incorporated by reference therein or to be summarized or described in the General Disclosure Package which have not been so filed, summarized or described;

(viii) To the best of counsel’s knowledge, there are no actions, suits or proceedings pending or threatened against the Company or any of its subsidiaries or any of their respective properties, at law or in equity or before or by any commission, board, body, authority or agency which are required to be described in the General Disclosure Package but are not so described;

(ix) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act; and

(x) The documents incorporated by reference in the Registration Statement and the General Disclosure Package, when they were filed (or, if an amendment with respect to any such document was filed when such amendment was filed), complied as to form in all material respects with the requirements of the Exchange Act and the rules thereunder (except as to the financial statements and schedules and other financial data contained or incorporated by reference therein, as to which such counsel need express no opinion).

In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the Company, and members of such counsel’s staff have participated in conferences with representatives of the independent auditors of the Company and representatives of the Underwriters, at which the contents of the Registration Statement, the General Disclosure Package and the Prospectus were discussed and, although such counsel has not independently verified, is not passing upon, and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Prospectus, on the basis of the foregoing, and except for the financial statements (and related notes thereto) and schedules and other information of an accounting or financial nature included or incorporated by reference therein, as to which such counsel need not express an opinion or belief, no facts have come to such counsel’s attention that led such counsel to believe: (a) that the Registration Statement, at the time it became effective (which for such counsel’s opinion, shall have the meaning set forth in Rule 158(c) under the Act), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) that the Statutory Prospectus (and the General Use Issuer Free Writing Prospectus(es), if any), together with the price to public set forth on the cover page of the Prospectus, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (c) that the Prospectus, as of its date or as of the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) The Representatives shall have received an opinion, dated such Closing Date, of Fried, Frank, Harris, Shriver & Jacobson, LLP, counsel for Permira Europe II Nominees Limited, Permira UK Venture IV Nominees Limited and SV (Nominees) Limited (together, “Permira Stockholders”), to the effect that:

(i) This Agreement has been duly executed and delivered by each of the Permira Stockholders;

(ii) No consent, approval, authorization or order of, or filing with, any United States or New York court or governmental agency or body is required to be obtained or made by or on behalf of any of the Permira Stockholders for the consummation by the Permira Stockholders of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except the registration under the Act of the Offered Securities and such consents, approvals, authorizations, orders or filings as may be required under state or foreign securities laws or Blue Sky laws, rules and regulations in connection with the purchase and distribution of the Offered Securities by the Underwriters;

(iii) The execution, delivery and performance by each Permira Stockholder of this Agreement and the consummation of the transactions herein contemplated will not conflict with, or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any present law, or present regulation of any government agency or authority, or the State of New York or the United States of America known by such counsel to be applicable to such Permira Stockholders or its properties (except that such counsel need not express an opinion in this paragraph (iii) with respect to the anti-fraud provisions of or disclosure requirements set forth in any federal or state securities laws or rules or regulations promulgated thereunder), or (B) any agreement or instrument to which any of the Permira Stockholders is a party or by which any of the Permira Stockholders is bound, or (C) any court decree or order binding upon a Permira Stockholder (it being understood that with respect to the opinions in clauses (B) and (C) of this paragraph, such opinions are limited to the agreements or court decrees or orders identified to such counsel by the Permira Stockholders as material to the Permira Stockholders and which relate to the Permira Stockholders’ investment in the Company); and

(iv) Upon (A) payment for the Offered Securities to be sold by the Permira Stockholders as provided in the Underwriting Agreement, (B) registration of the transfer of such Offered Securities to, and registration of such Offered Securities in the name of, Cede & Co. or such other nominee as may be designated by the Depository Trust Company (“DTC”) and (C) the crediting of such Offered Securities on the books of DTC to the securities account (within the meaning of Section 8-501 of the Uniform Commercial Code as currently in effect in the State of New York (the “UCC”)) of the Underwriters (assuming that the Underwriters lack “notice of any adverse claim” (within the meaning of Sections 8-102 and 8-105 of the UCC) to such Offered Securities)), (x) the Underwriters will acquire “security entitlements” in respect of such Offered Securities (within the meaning of Section 8-102 of the UCC) and (y) no action based on any “adverse claim” (within the meaning of Sections 8-102 and 8-502 of the UCC) to such Offered Securities may be asserted against the Underwriters with respect to such security entitlements.

(g) The Representatives shall have received an opinion, dated such Closing Date, of Carey Olsen, Guernsey counsel to the Permira Stockholders, to the effect that:

(i) each of the Permira Stockholders is duly incorporated, registered, validly existing and in good standing under the laws of Guernsey as limited liability companies;

(ii) each of the Permira Stockholders has the power and authority to purchase, own and dispose of property and conduct its business as provided in its respective memorandum and articles of association;

(iii) this Agreement has been duly authorized, executed and delivered by each of the Permira Stockholders and is a valid and binding agreement on each Permira Stockholder and enforceable in accordance with its terms;

(iv) the execution and delivery by each of the Permira Stockholders of, and the performance of their respective obligations under, this Agreement will not contravene any provision of any existing Guernsey law or any provision of the memorandum and articles of association of each of the Permira Stockholders, or any agreement, indenture, lease or other instrument to which any of the Permira Stockholders is a party, or by which any of their respective properties is bound, that is listed in a schedule to such opinion (which each Permira Stockholder has represented to us lists all material agreements, indentures, leases or other instruments to which each of the Permira Stockholders is a party or by which any of their respective properties are bound and which relate to the Permira Stockholders’ investment in the Company), or to such counsel’s knowledge, any judgment, order or decree of any Guernsey governmental body, agency or court having jurisdiction over any of the Permira Stockholders;

(v) no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by any of the Permira Stockholders for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities;

(vi) it is not necessary or advisable under the laws of Guernsey that this Agreement or any document relating thereto be registered or recorded in any public office or elsewhere in Guernsey in order to ensure the validity, effectiveness or enforceability of such documents;

(vii) the law chosen in this Agreement to govern its interpretation is valid and binding upon each of the Permira Stockholders;

(viii) there are no stamp duties, income taxes, withholdings, levies, registration taxes or other duties or similar taxes or charges now imposed, or which under the present laws of Guernsey could in future be imposed, in connection with the enforcement or the admissibility in evidence of this Agreement, activities of the Permira Stockholders contemplated by this Agreement or on any payment or distribution to be made by any of the Permira Stockholders pursuant to this Agreement. Guernsey currently has no form of capital gains tax and no estate duty, inheritance tax or gift tax;

(ix) none of the parties to this Agreement (other than the Permira Stockholders and any other company registered in Guernsey which is a party to this Agreement) is or will be deemed to be resident, domiciled or carrying on business in Guernsey by reason only of the execution, delivery, performance or enforcement of this Agreement;

(x) the Courts in Guernsey would recognize as a valid judgment any final and conclusive judgment obtained in a court of the Borough of Manhattan in the City of New York against any of the Permira Stockholders under this Agreement and would give a judgment based thereon without reconsideration of the merits, assuming proper service of process and assumption of jurisdiction in accordance with United States federal law or the laws of the State of New York, as applicable, where: (A) the judgment was for a fixed or ascertainable sum of money; (B) the judgment was not obtained by fraud or in a manner opposed to the principles of natural justice; (C) the judgment was not obtained in the proceedings of a penal or taxation character; and (D) recognition of the judgment is not contrary to public policy as applied by the Courts in Guernsey;

(xi) it is not necessary under the laws of Guernsey (A) in order to enable any party to this Agreement to enforce their rights thereunder or (B) solely by reason of the execution, delivery and performance of this Agreement that any party to this Agreement should be licensed, qualified or otherwise entitled to carry on business in Guernsey or any part of the Bailiwick of Guernsey;

(xii) none of the Permira Stockholders nor any of their respective assets are entitled to immunity from suit or enforcement of a judgment on the grounds of sovereignty or otherwise in the courts Guernsey in proceedings against any of the Permira Stockholders in respect of any obligations under this Agreement;

(xiii) the submission by the Permira Stockholders to the jurisdiction of the Federal and state courts in the Borough of Manhattan in the City of New York specified in clause 18 of this Agreement constitute valid and legally binding obligations of the Permira Stockholders, and service of process effected in the manner set forth in such paragraph, assuming validity under the laws of the State of New York, will be effective to confer valid personal jurisdiction over the Permira Stockholders under the laws of Guernsey; and

(xiv) this Agreement is in proper legal form for enforcement against the Permira Stockholders in Guernsey. Any Underwriter in respect of this Agreement is entitled to sue as plaintiff in the Guernsey courts for the enforcement of its respective rights against the Permira Stockholders.

(h) The Representatives shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the existence of the Company, the validity of the Offered Securities, the Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(i) The Representatives shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted by the Commission; and that, subsequent to the dates of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the Prospectus or as described in such certificate.

(j) The Representatives shall have received a letter, dated such Closing Date, of KPMG LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

(k) The Representatives shall have received lock-up letters from each of the Selling Stockholders, in each case in form and substance satisfactory to the Representatives.

The Selling Stockholders and the Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

8. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Selling Stockholder, its respective directors, officers, members or general and limited partners and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Act and each Underwriter, its partners, members, directors, officers and its affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Selling Stockholder or Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, each Statutory Prospectus, the Prospectus and any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Selling Stockholder and each Underwriter for any legal or other expenses reasonably incurred by such Selling Stockholder or Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; and provided, further, that the Company will not be liable to any Selling Stockholder, its directors, officers, members or general and limited partners or each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Act, in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with the Selling Stockholder Information relating to such Selling Stockholder.

(b) The Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter, its partners, members, directors, officers and its affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, each Statutory Prospectus, the Prospectus and any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Selling Stockholder Information relating to such Selling Stockholder; provided, however, that the Selling Stockholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below and provided, further, that the liability under this subsection (b) of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting discounts and commissions, but before expenses, to such Selling Stockholder from the sale of Offered Securities sold by such Selling Stockholder hereunder.

(c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, and each Selling Stockholder, its respective directors, officers, members, general and limited partners and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Act against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, each Statutory Prospectus, the Prospectus and any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and each Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting”.

(d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided however, if such indemnified party shall have been advised by counsel that there are one or more defenses available to it that are in actual or potential conflict with those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), the reasonable fees and expenses of such indemnified party’s counsel shall be borne by the indemnifying party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for any indemnified party in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in subsection (e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, (ii) no Selling Stockholder shall be required to contribute under this subsection (e) unless such Selling Stockholder would otherwise have been required to indemnify under subsection (b), had such indemnification been available, and (iii) the liability under this subsection (e) of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting discounts and commissions, but before expenses, to such Selling Stockholder from the sale of Offered Securities sold by such Selling Stockholder hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Selling Stockholders’ obligations to contribute in this subsection (e) are several in proportion to the Offered Securities sold by such Selling Stockholders.

(f) The obligations of the Company and the Selling Stockholders under this Section shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company or any of the Selling Stockholders within the meaning of the Act.

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on the Closing Date, the Representatives may make arrangements satisfactory to the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to Credit Suisse and the Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 6 and the respective obligations of the Company, the Selling Stockholders, and the Underwriters pursuant to Section 8 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 3 and all obligations under Section 6 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9, the Selling Stockholders will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities; provided that the Company will instead reimburse the Underwriters for such out-of-pocket expenses if this Agreement is terminated (other than pursuant to Section 9) solely as a result of an act or failure to act on the part of the Company or the failure of the Company to satisfy a condition hereto.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Goldman, Sachs & Co., 85 Broad Street, New York, NY 10004, Attention: Investment Banking – Legal, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010-3629, Attention: Transactions Advisory Group and c/o Banc of America Securities LLC, 9 West 57th Street, 29th Floor, New York, NY 10019 or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Avnet, Inc, 2211 South 47th Street, Phoenix, AZ 85034, Attention: General Counsel or, if sent to the Selling Stockholders or any of them, will be mailed, delivered or telegraphed and confirmed to Permira (Europe) Limited, Trafalgar Court, Les Banques, St. Peter Port, Guernsey Channel Islands GY1 3QL, Attention: Alistair Boyle, with copies to Permira Advisers Limited, 20 Southampton Street, London WC2E 7QH, United Kingdom, Attention: Ian Sellars and Fried, Frank, Harris, Shriver & Jacobson LLP, 1001 Pennsylvania Avenue, NW, Suite 800, Washington, DC 20004, Attention: Andrew P. Varney; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. Each of the Company and the Selling Stockholders acknowledge and agree that:

(a) The Representatives have been retained solely to act as underwriter in connection with the sale of Company’s securities and that no fiduciary, advisory or agency relationship between Company or the Selling Stockholders, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representatives have advised or is advising Company or the Selling Stockholders on other matters;

(b) the price of the securities set forth in this Agreement was established by the Selling Stockholders following discussions and arms-length negotiations with the Representatives and the Selling Stockholders are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) it and the Selling Stockholders have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of Company or the Selling Stockholders and that the Representatives have no obligation to disclose such interests and transactions to Company or the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship; and

(d) it and the Selling Stockholders waive, to the fullest extent permitted by law, any claims (it/they) may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to Company or the Selling Stockholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of Company, including stockholders, employees or creditors of Company.

16. Tax Disclosure. The Company and the Selling Stockholders are authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriters imposing any limitation of any kind.

17. Registration Rights Agreement. Notwithstanding anything to the contrary herein, the Company and the Selling Stockholders agree, as between each other, that this Agreement shall not supercede any agreements between the Company and the Selling Stockholders pursuant to the Registration Rights Agreement dated July 5, 2005, between the Company and the Selling Stockholders.

18. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Each of the parties hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Selling Stockholders hereby consent to personal jurisdiction, service and venue in any such court. The Selling Stockholders agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon such Selling Stockholders and may be enforced in any other courts to the jurisdiction of which the Selling Stockholder is or may be subject, buy suit upon such judgment. Each Selling Stockholder hereby appoints, without power of revocation, Permira Advisers LLC, at its offices located at 399 Park Avenue, New York, New York 10022, as its agent to accept and acknowledge on its behalf service of any and all process which may be served in any action, proceeding or counterclaim in any way relating to or arising out of this Agreement, and it being understood that the designation and appointment of Permira Advisers LLC as its agent shall become effective immediately without any further action on the part of the Selling Stockholders. The Selling Stockholders represent to each Underwriter that it has notified Permira Advisers LLC of such designation and appointment and that Permira Advisers LLC has accepted the same. The Selling Stockholders further agree that, to the extent permitted by law, proper service of process upon Permira Advisers LLC (or its successor as agent for service of process) and written notice of said service to the Selling Stockholders pursuant to Section 11, shall be deemed in every respect effective service of process upon the Selling Stockholders in any such suit or proceeding. The Selling Stockholders agree that the failure of any such designee, appointee and agent to give any notice of such service to them shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the Underwriters and the other persons referred to in Section 8 to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Selling Stockholders or bring actions, suits or proceedings against the Selling Stockholders in any such other jurisdictions, and in such manner, as may be permitted by applicable law. The Selling Stockholders hereby irrevocably and unconditionally waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in any court specified in this paragraph and hereby irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters in accordance with its terms.

Very truly yours,

Permira Europe II Nominees Limited

Signed by: /s/ John M. Marrer

Name: John M. Marrer Title: Director

for and on behalf of Permira Europe II Nominees Limited

Permira UK Venture IV Nominees Limited
Signed on behalf of Permira UK Venture IV Nominees Limited:

Signed by: /s/Timothy Lowe /s/ R.J. Banfield

Name: Timothy Lowe Name: R.J. Banfield

Title: Director Title: Director

(A) as nominee for Barings (Guernsey) Limited as (i) Trustee of Schroder UK Venture Fund IV Trust, and (ii) Custodian of Schroder UK Venture Fund IV LP 1 and Schroder UK Venture Fund IV LP2, and

(B) as nominee for Schroder Venture Managers (Guernsey) Limited as manager of the Schroder UK Venture Fund IV Co-investment Scheme

SV (Nominees) Limited

Signed by: /s/ John M. Marrer

Name: John M. Marrer Title: Director

for and on behalf of SV (Nominees) Limited as nominee for Schroder Venture Investments Limited

[Signature page to Underwriting Agreement]

Avnet, Inc.

By: /s/ Raymond Sadowski
Name: Raymond Sadowski
Title: Sr. Vice President and Chief Financial
Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of itself and as the Representative of the several Under- writers.

Goldman, Sachs & Co.

Credit Suisse Securities (USA) LLC

Banc of America Securities LLC

Acting on behalf of themselves and as the Representatives of the several Under-writers.

By Goldman, Sachs & Co.

By:/s Goldman, Sachs & Co.

(Goldman, Sachs & Co.)

By Credit Suisse Securities (USA) LLC

By: /s/ Thomas Davidov
Name: Thomas Davidov
Title: Managing Director

By Banc of America Securities LLC

By:/s/ M. Bradley Smith
Name: M. Bradley Smith
Title: Managing Director

Head of Technology ECM

[Signature page to Underwriting Agreement]

SCHEDULE A

		Number of
	Number of	Optional
	Firm Securities	Securities
Selling Stockholder	to be Sold	to be Sold
Permira Europe II Nominees Limited	14,123,151	2,030,646
Permira UK Venture IV Nominees Limited	1,025,852	147,498
SV (Nominees) Limited	550,997	79,223
Total	15,700,000	2,257,367

SCHEDULE B

Number of
Firm Securities
Underwriter	to be Purchased
Goldman, Sachs & Co.	5,887,500
Credit Suisse Securities (USA) LLC	5,887,500
Banc of America Securities LLC	2,355,000
Raymond James & Associates, Inc.	785,000
Thomas Weisel Partners LLC	785,000
Total	15,700,000

SCHEDULE C

David Birk

Andrew Bryant

Steve Church

Harley Feldberg

Richard Hamada

Ed Kamins

Raymond Sadowski

Roy Vallee